                          [Home Federal logo omittted]

                             222 West Second Street

                             Seymour, Indiana 47274

                                 (812) 522-1592

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On October 24, 2000

     Notice is hereby  given that the Annual  Meeting  of  Shareholders  of Home
Federal  Bancorp  (the  "Corporation")  will be held at the Hampton  Inn, 247 N.
Sandy Creek Drive, Seymour, Indiana, on Tuesday, October 24, 2000, at 3:00 P.M.,
Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors.  Election of two directors of the Corporation for terms expiring in 2003.

     2. Other  Business.  Such other  matters as may  properly  come  before the meeting or any adjournment thereof.

Shareholders  of record at the close of  business on  September  11,  2000,  are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement  carefully so that you may be informed  about the business to come before the meeting,  or any  adjournment thereof. At your earliest  convenience,  please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual  Report for the fiscal  year ended June 30,  2000,  is enclosed.  The  Annual  Report  is not a part of the proxy  soliciting  material enclosed with this letter.

                                  By Order of the Board of Directors

                                  /s/ John K. Keach, Jr.
                                  John K. Keach, Jr.
                                  Chairman of the Board, President and
                                  Chief Executive Officer

Seymour, Indiana
September 22, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU
PLAN TO BE  PRESENT  IN PERSON AT THE  ANNUAL  MEETING,  PLEASE  SIGN,  DATE AND
COMPLETE  THE  ENCLOSED  PROXY AND  RETURN  IT IN THE  ENCLOSED  ENVELOPE  WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              HOME FEDERAL BANCORP

                             222 West Second Street

                             Seymour, Indiana 47274

                                 (812) 522-1592

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 24, 2000

     This Proxy  Statement is being  furnished  to the holders of common  stock, without par value ("Common Stock"), of Home Federal Bancorp ("the Corporation"),
an Indiana  corporation,  in connection with the  solicitation of proxies by the
Board  of  Directors  of  the  Corporation  for  use at the  Annual  Meeting  of
Shareholders of the Corporation to be held at 3:00 p.m.,  Eastern Standard Time, at the Hampton Inn, 247 N. Sandy Creek Drive,  Seymour,  Indiana, on October 24,
2000, and at any and all  adjournments  of such meeting.  The principal asset of the Corporation  consists of 100% of the issued and outstanding shares of Common
Stock,  $.01 par value per share, of Home Federal  Savings Bank (the "Bank"),  a federal savings bank based in Seymour, Indiana. This Proxy Statement is expected to be mailed to Shareholders on or about September 22, 2000.

      A  Notice  of  Annual  Meeting  and  form of proxy  accompany  this  Proxy
Statement.  Any  Shareholder  giving a proxy  has the  right to  revoke  it,  by delivering written notice to the Secretary of the Corporation, by filing a later proxy, or in person at the meeting,  at any time before such proxy is exercised.
All proxies will be voted in accordance  with the directions of the  Shareholder and, to the extent no directions are given, will be voted "for" item 1.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only  Shareholders of record at the close of business on September 11, 2000
(the "Voting Record Date"), will be eligible to vote at the Annual Meeting or at any adjournment  thereof.  Such  Shareholders  are entitled to one vote for each share then held. As of that date, the  Corporation  had 4,497,856  shares of the
Corporation's  Common  Stock  issued and  outstanding.  A majority  of the votes entitled to be cast, in person or by proxy,  at the Annual  Meeting is necessary for a quorum.  In  determining  whether a quorum is  present,  Shareholders  who abstain,  cast broker  non-votes,  or withhold  authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     Management  knows of no person  who held  more  than 5% of the  outstanding shares of the  Corporation's  Common Stock on September 11, 2000, other than the following:

                                     Number of Shares
Name and Address of                  of Common Stock             Percent of
  Beneficial Owner                  Beneficially Owned              Class
-----------------------------------------------------------------------------
Heartland Advisors, Inc.                    268,250(1)               6.0%
   790 North Milwaukee Street
   Milwaukee, WI  53202
Lawrence E. Hiler                           286,537(2)               6.4%
   P.O. Box 148
   Walkerton, IN  46574

(1)  The  information is based on an amendment to a Schedule 13G Report filed by the  Shareholder  with the  Securities  and Exchange  Commission  and dated
     January  20,  2000,  but  otherwise  does not  reflect any changes in those shareholdings  which  may have  occurred  since  the  date of such  filing.
     Heartland Advisors,  Inc. is a registered investment advisor and the shares shown  above  are  held  in its  investment  advisory  accounts,  including
     Heartland  Value Fund,  a series of  Heartland  Group,  Inc.,  a registered
     investment   company  which  holds  more  than  5%  of  the   Corporation's
     outstanding shares.

(2)  The  information is based on a Schedule 13D Report filed by the Shareholder with the Office of Thrift  Supervision on July 26, 1991, but otherwise does not  reflect  any changes in those  shareholdings  which may have  occurred since  the date of such  filing,  except  for  changes  resulting  from the
     Corporation's stock splits and repurchase programs.

                     PROPOSAL I -- ELECTION OF DIRECTORS

    The Corporation's  Board of Directors  currently consists of seven  members.
Mr.  Gregory J. Pence was added to the Board of Directors of the  Corporation in
1999 to fill the vacancy  created by the retirement of John Keach,  Sr. from the
Board. Mr. Pence's term expires in 2001. The Corporation's  By-laws provide that the  directors  shall be divided into three classes as nearly equal in number as possible.  Directors of the  Corporation  are  generally  elected to serve for a
three-year  period  or  until  their  respective   successors  are  elected  and
qualified.  The two nominees  for election as a director  this year are Lewis W.
Essex and Harvard W. Nolting,  Jr., each of whom currently serves as a director.
Messrs.  Essex and Nolting  each have been  nominated  to serve for a three-year term ending in 2003.

     The following table sets forth certain  information  regarding the nominees for  election as a director  and each  director  continuing  in office after the
Annual Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies as to which  authorization is withheld) will be voted at the Annual Meeting for the election of the nominees  identified  below.
If any  nominee  is unable  or  declines  to serve (an event  which the Board of
Directors does not anticipate), the proxies will have discretionary authority to vote for a  substitute  nominee  named by the  Board of  Directors  if the Board elects to fill such nominee's position.  The table also sets forth the number of shares of the Corporation's Common Stock beneficially owned by certain executive officers of the Corporation  and by all directors and executive  officers of the
Corporation as a group.

                                                                                              Shares of
                                                                                               Common
                                      Positions         Director     Director                   Stock
                                      Held With          of the       of the       Term     Beneficially   Percent
                                         the              Bank      Corporation     to        Owned on       of
Name                      Age        Corporation          Since        Since      Expire     9/11/00(1)    Class
----                      ---        --------------------------        -----      ------     -----------   ------
Director Nominees

Lewis W. Essex             68          Director            1972         1990       2003      129,400(2)     2.9%
Harvard W. Nolting, Jr.    61          Director            1988         1990       2003       66,796(3)     1.5%

Directors Continuing
In Office

John T. Beatty             50          Director            1991         1992       2001       24,809(4)      *
Harold Force               49          Director            1991         1992       2001       27,033(5)      *
John K. Keach, Jr.         48   Chairman of the Board,     1990         1990       2002      214,099(6)     4.6%
                                     President and
                                  Chief Executive Officer

David W. Laitinen, MD      48          Director            1990         1990       2002       63,416(7)     1.4%
Gregory J. Pence           43          Director            1999         1999       2001       65,000(8)     1.4%

Executive Officers
Gerald L. Armstrong        60          Executive Vice                                        109,834(9)     2.4%
                                     President and Chief
                                      Operating Officer

Lawrence E. Welker         53          Executive Vice                                        125,018(10)    2.7%
                                   President, Chief Financial
                                 Officer,  Treasurer and Secretary

S. Elaine Pollert          40   Executive Vice President,                                     87,624(11)    1.9%
                                  Retail Banking
All executive officers and
directors as a group (10 persons)                                                            913,029(12)   18.4%

*      Less than 1%.
(1)    Includes shares  beneficially  owned by members of the immediate families of the directors,  director  nominees,  or executive officers residing in their  homes.  Unless  otherwise  indicated,  each  nominee,  director or executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her.

(2)    Includes  33,745  shares held by a trust of which Mr.  Essex is a trustee and beneficiary, 11,961 shares subject to stock options granted under the
       Home Federal Bancorp 1993 Stock Option Plan (the "1993 Option Plan"), the
       Home Federal  Bancorp 1995 Stock Option Plan (the "1995 Option  Plan") or
       by the  Corporation,  and 44,043 shares owned by Mr. Essex's mother as to which Mr. Essex has a power of attorney.

Footnotes continued on following page

(3)  Includes  11,961  shares  subject to stock  options  granted under the 1993
     Stock Option Plan, the 1995 Option Plan or by the Corporation.

(4)  Includes  10,000  shares held jointly by Mr. Beatty and his wife and 14,809 shares subject to stock options granted under the the 1993 Option Plan, the
     1995 Option Plan or by the Corporation.

(5)  Includes  225 shares  held  jointly by Mr.  Force and his wife,  and 26,303 shares subject to stock options granted under the the 1993 Option Plan, the
     1995 Option Plan or by the Corporation.

(6)  Includes 79,049 shares held jointly by Mr. Keach and his wife, 3,476 shares held by his wife and  children,  116,909  shares  subject to stock  options granted  under the Home  Federal  Bancorp  Stock  Option Plan (the  "Option
     Plan"),  the 1993 Option  Plan,  the 1995 Option Plan and the Home  Federal
     Bancorp 1999 Stock Option Plan (the "1999 Option  Plan"),  and 14,665 whole shares allocated as of June 30, 2000, to Mr. Keach's account under the Home
     Federal Bancorp Employees Salary Savings Plan (the "401(k) Plan"). Does not
     include stock options for 36,146 shares which are not exercisable  within a period of 60 days following the Voting Record Date.

(7)  Includes  25,476 shares held jointly by Dr.  Laitinen and his wife,  24,292 shares held by Mrs.  Laitinen for their minor  children,  and 13,648 shares subject to stock  options  granted  under the 1993  Option  Plan,  the 1995
     Option Plan or by the Corporation.

(8)  Includes  31,500  shares  held by Mr.  Pence's  wife or by his wife for the benefit of their  children  and  13,500  shares  subject to a stock  option granted under the 1995 Option Plan.

(9)  Includes  67,614 shares  subject to stock  options  granted under the Stock
     Option  Plan,  the 1993 Option  Plan,  the 1995 Option  Plan,  and the 1999
     Option Plan and 10,333 whole shares  allocated as of June 30, 2000,  to Mr.
     Armstrong's  account under the 401(k) Plan.  Does not include stock options for  36,641  shares  which are not  exercisable  within a period of 60 days following the Voting Record Date.

(10) Includes  99,764 shares  subject to stock  options  granted under the Stock
     Option  Plan,  the 1993 Option  Plan,  the 1995 Option  Plan,  and the 1999
     Option Plan and 3,313 whole shares  allocated  as of June 30, 2000,  to Mr.
     Welker's  account under the 401(k) Plan. Does not include stock options for
     16,641  shares  which  are  not  exercisable  within  a  period  of 60 days following the Voting Record Date.

(11) Includes  76,254  shares  subject to stock  options  granted under the 1993
     Option Plan, the 1995 Option Plan, and the 1999 Option Plan and 3,224 whole shares  allocated as of June 30, 2000, to Ms.  Pollert's  account under the
     401(k) Plan.  Does not include stock options for 8,708 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(12) Includes  452,723 shares  subject to stock options  granted under the Stock
     Option Plan,  the 1993 Option Plan,  the 1995 Option Plan,  the 1999 Option
     Plan and outside of those plans,  and 31,535  whole shares  allocated as of
     June 30, 2000, to the accounts of participants in the 401(k) Plan. Does not include stock options for 98,136 shares which are not exercisable  within a period of 60 days following the Voting Record Date.

The business experience of each of the above directors and director nominees for at least the past five years is as follows:

     John T. Beatty is President and Treasurer of Beatty Insurance, Inc.

     Lewis W. Essex  retired  from his  position as Chief  Executive  Officer of
     Essex Castings, Inc. in 1996.

     Harold Force has been President of Force Construction  Company,  Inc. since
     1976.

     John K. Keach,  Jr. has been  employed by the Bank since 1974.  In 1985, he was elected Senior Vice President - Financial  Services,  in 1987 he became
     Executive  Vice  President,  and in  1988 he  became  President  and  Chief
     Operating  Officer.  In 1994,  he  became  President  and  Chief  Executive
     Officer.  In 1999, he was  appointed  Chairman of the Board of Directors of the Corporation.

     David W. Laitinen,  MD has been an orthopedic  surgeon in Seymour,  Indiana since 1983.

     Harvard W.  Nolting,  Jr. was a co-owner of Nolting  Foods,  Inc.  (grocery chain) for over 30 years before his retirement in 1994.

     Gregory J. Pence is  President of Keil  Brothers  Oil Co.,  Inc. and KP Oil
     Company,   Inc.  (wholesale  petroleum   distributors,   convenience  store
     retailing and property management).

     Directors  will be elected upon receipt of a plurality of votes cast at the
Annual Meeting.  Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum  number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold  authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.  However,  the number of votes otherwise received by the nominee will not be reduced by such action.

Meetings and Committees of the Board of Directors of the Corporation

     The Board of Directors  meetings are generally held on a monthly basis. The
Board of Directors held a total of 12 meetings during the fiscal year ended June
30,  2000.  No  incumbent  director  attended  fewer  than 75% of the sum of the meetings of the Board of  Directors  held while he served as a director  and the meetings of committees on which he served.

     The Audit Committee,  comprised of Messrs. Essex (Chairman), Beatty, Force,
Nolting,  Jr.,  and  Pence  recommends  the  appointment  of  the  Corporation's independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of such audit.  That  committee  met four times during the Corporation's fiscal year ended June 30, 2000.

     The Board of Directors of the  Corporation  has a  Compensation  Committee,
the members of which are Messrs.  Nolting, Jr. (Chairman),  Keach, Sr., Laitinen
and Keach, Jr., which reviews payroll costs and salary  recommendations and sets salary guidelines.  During the fiscal year ended June 30, 2000, the Compensation
Committee met one time.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, the 1995 Option Plan, and the 1999 Option Plan. It met one
time  during the fiscal  year ended June 30,  2000.  Its  members are all of the directors except Mr. Keach, Jr.

     The Corporation's Nominating Committee nominated the slate of directors set forth in the Proxy Statement.  The Nominating Committee held one meeting for the fiscal year ended June 30, 2000. The members of the Nominating Committee for the
2000 Annual Meeting were Messrs.  Beatty  (Chairman)  and Force.  The Nominating
Committee  will consider the nomination of any  Shareholder  of the  Corporation entitled  to vote for the  election  of  directors  at the meeting who has given timely notice in writing to the Secretary of the  Corporation as provided in the
Corporation's By-laws. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days prior  to the  meeting,  unless  less  than 70  days'  notice  or  prior  public disclosure  of the date of the meeting is given or made to  Shareholders  (which notice  or  public  disclosure  shall  include  the date of the  Annual  Meeting specified in  publicly-available  By-laws, if the Annual Meeting is held on such date), in which case the notice by a Shareholder  must be received no later than the close of business on the 10th day  following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Option Committee
     -------------------------------------------------------------------------
     The  Compensation  Committee of the Board of Directors was comprised during fiscal 2000 of Messrs.  Nolting,  Jr.  (Chairman),  Laitinen and Keach,  Jr. The
Committee reviews payroll costs, establishes policies and objectives relating to compensation,  and approves the salaries of all employees,  including  executive officers.  All decisions by the Compensation  Committee  relating to salaries of the  Corporation's  executive  officers  are  approved  by  the  full  Board  of
Directors. In fiscal 2000, there were no modifications to Compensation Committee actions and  recommendations  made by the full Board of Directors.  In approving the  salaries of executive  officers,  the  Committee  has access to and reviews
compensation  data  for  comparable  financial   institutions  in  the  Midwest.
Moreover,  from  time to time the  Compensation  Committee  reviews  information provided to it by independent compensation consultants in making its decisions.

     The  Corporation's  Stock Option  Committee  administers the  Corporation's stock option plans. Its members are all of the Corporation's outside directors.

     The objectives of the Compensation Committee and the Stock Option Committee
with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly  situated  financial  institutions  in  order  to be  able to attract  and  retain  talented  executives  who  are  critical  to  the
         Corporation's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term  strategic goals and objectives and to enhance shareholder value; and

     (3) align  the  interests  of the  executive  officers  with the  long-term interests of  Shareholders  by granting stock options which will become more  valuable  to the  executives  as the  value of the  Corporation's shares increases.

     At present, the Corporation's  executive  compensation program is comprised of base salary,  annual incentive bonuses and long-term incentive bonuses in the form of stock  options.  Reasonable  base salaries are awarded based on salaries paid by comparable  financial  institutions,  particularly  in the Midwest,  and individual performance.

     Base Salary. Base salary levels of the Corporation's executive officers are intended to be comparable to those offered by similar financial  institutions in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance.

     Mr. Keach, Jr. was the Corporation's  Chief  Executive  Officer  throughout fiscal 2000. Mr. Keach,  Jr.'s salary was increased from $249,831 in fiscal 1999 to $282,683 in fiscal 2000. In  recommending  this  increase,  the  Compensation
Committee  considered  the  Corporation's  financial  performance  for the prior fiscal year.

     Stock  Options.  The  Corporation's  stock  option plans serve as long-term incentive  plans for  executive  officers and other key  employees.  These plans align  executive and  Shareholder  long-term  interests by creating a strong and direct link between executive pay and Shareholder  return, and enable executives to acquire a significant  ownership position in the Corporation's  Common Stock.
Stock  options are granted at the  prevailing  market price and will only have a value to the executives if the stock price increases. The Stock Option Committee determines the number of option grants to be made to executive officers based on the practices of comparable  financial  institutions  as well as the executive's level of responsibility and contributions to the Corporation.

     Mr.  Keach,  Jr.  received  a grant of  stock  options for 32,500 shares of
Common Stock during fiscal year 2000. See "Management  Remuneration  and Related
Transactions--Stock Options."

     Finally,  the Committee  notes that Section 162(m) of the Internal  Revenue
Code,  in certain  circumstances,  limits to $1  million  the  deductibility  of compensation,  including  stock-based  compensation,  paid to top  executives by public companies.  None of the compensation paid to the executive officers named in the compensation  table below exceeded the threshold for deductibility  under section 162(m).

     The  Compensation  Committee  and the Stock Option  Committee  believe that linking  executive  compensation  to corporate  performance  results in a better alignment  of  compensation  with  corporate  goals  and  the  interests  of the
Corporation's  Shareholders.  As  performance  goals are met or  exceeded,  most probably  resulting in increased value to Shareholders,  executives are rewarded commensurately.  The Committee  believes that compensation  levels during fiscal
2000 for executives and for the chief executive officer  adequately  reflect the
Corporation's compensation goals and policies.

  Compensation Committee Members           Stock Option Committee Members
  ------------------------------           ------------------------------
      Harvard W. Nolting, Jr.                    John T. Beatty
      John K. Keach, Jr.                         Lewis W. Essex
      David W. Laitinen                          Harold Force
                                                 David W. Laitinen
                                                 Harvard W. Nolting, Jr.
                                                 Gregory J. Pence

     Remuneration of Named Executive Officers

     During the last three fiscal years, no cash  compensation was paid directly by the Corporation to any of its executive  officers.  Each of such officers was compensated by the Bank.

     The  following  table sets forth  information  as to annual,  long-term and other  compensation  for services in all capabilities to the Corporation and its subsidiaries  for each of the  Corporation's  last three fiscal years of (i) the individual who served as chief executive  officer of the Corporation  during the fiscal year ended June 30, 2000,  and (ii) each other  executive  officer of the
Corporation  serving  as such  during the 2000  fiscal  year,  who  earned  over
$100,000  in  salary  and  bonuses  during  that  year  (the  "Named   Executive
Officers").

                           Summary Compensation Table

                                                                             Long Term Compensation
                                              Annual Compensation                    Awards
Name and Principal                                              Other Annual Restricted  Securities  All Other
Position During Last        Fiscal                             Compensation    Stock     Underlying Compensation
Fiscal Year                  Year      Salary($)(1)  Bonus($)(2)  ($)(3)      Awards($)   Options(#)   ($)(4)
----------------------------------------------------------------------------------------------------------------
John K. Keach, Jr.           2000        $282,683 $         0        --            --       32,500      $2,813
   Chairman of the Board,    1999        $249,831 $         0        --            --       15,050      $2,924
   President and             1998        $225,629     $56,738        --            --       15,000      $2,935
   Chief Executive Officer
Gerald L. Armstrong          2000        $151,264 $         0        --            --       20,000      $2,669
   Executive Vice            1999        $142,724 $         0        --            --       11,650      $3,063
   President and Chief       1998        $133,019     $27,515        --            --       10,000      $2,842
   Operating Officer
Lawrence E. Welker           2000        $144,511 $         0        --            --       20,000      $1,955
   Executive Vice President  1999        $133,520 $         0        --            --       11,650      $2,579
   Chief Financial Officer,  1998        $124,620     $26,482        --            --       10,000      $2,297
   Treasurer and Secretary
S. Elaine Pollert            2000        $126,435 $         0        --            --       20,000      $1,960
   Executive Vice President, 1999        $115,030 $         0        --            --       11,650      $1,857
   Retail Banking            1998        $100,015     $21,250        --            --       10,000      $1,632

(1)  Includes amounts deferred by the Corporation's  executive officers pursuant to ss.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), under the 401(k) Plan.

(2) The bonus amounts were paid under the Bank's Annual  Incentive  Plan,  which was terminated in fiscal 1999.

(3)  Each  Named  Executive   Officer  of  the  Corporation   receives   certain
     perquisites,  but the incremental  cost of providing such  perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(4) Includes the Bank's  contributions on behalf of the Named Executive Officers to the 401(k) Plan.

     Stock Options

     The  following  table sets  forth  information  related to options  granted during fiscal year 2000 to the Named Executive Officers.

                                     Option Grants - Last Fiscal Year
                                             Individual Grants

                                                % of Total
                                              Options Granted        Exercise or
                            Options            to Employees           Base Price        Expiration     Grant Date
     Name                Granted(#)(1)        In Fiscal Year         ($/Share)(2)         Date(3)       Value (4)
-----------------------------------------------------------------------------------------------------------------
John K. Keach, Jr.           32,500                17.3%                 $23.0625       12/20/09        $204,750
Gerald L. Armstrong          20,000                10.6%                 $23.0625       12/20/09        $126,000
Lawrence E. Welker           20,000                10.6%                 $23.0625       12/20/09        $126,000
S. Elaine Pollert            20,000                10.6%                 $23.0625       12/20/09        $126,000

(1)  Options to acquire shares of the Corporation's Common Stock.

(2)  The option  exercise  price may be paid in cash or with the approval of the
     Stock  Option  Committee in shares of the  Corporation's  Common Stock or a combination  thereof. The option exercise price equaled the market value of a share of the Corporation's Common Stock on the date of grant.

(3)  Mr.  Armstrong's  options are  exercisable as follows:  1,145 on January 1,
     2004, 4,336 on the first days of 2005 - 2008, and 1,511 on January 1, 2009.
     The other options became exercisable on June 21, 2000.

(4)  This  column  sets forth the  present  value of the  options on the date of grant  using the  Black-Scholes  option  pricing  model with the  following assumptions:  dividend yield of 2.38%,  risk-free rate of return of 6.508%, expected volatility of 24.13% and expected life of options of 5.37 years.

     The following table includes  information  relating to option  exercises by the Named Executive Officers during fiscal 2000 and the number of shares covered by both exercisable and unexercisable  stock options held by the Named Executive
Officers as of June 30, 2000.  Also  reported are the values for  "in-the-money"
options  (options  whose  exercise  price is lower than the market  value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal  year-end  market price of the stock.

               Aggregate Option Exercises in Last Fiscal Year and
       Outstanding Stock Option Grants And Value Realized As Of 6/30/2000

                                                                                                Value of
                                                                   Number of                  In-the-Money
                                                             Securities Underlying               Options
                                                              Unexercised Options            at Fiscal Year
                                                              at Fiscal Year End(#)             End($)(1)
--------------------------------------------------------------------------------------------------------------------
                              Shares
                            Acquired on       Value
     Name                  Exercise (#)    Realized($)    Exercisable   Unexercisable   Exercisable     Unexercisable
     ----                  ------------------------------------------   ---------------------------------------------
John K. Keach, Jr.              ---         ---        116,909              36,146      $376,619         $6,309
Gerald L. Armstrong           5,400       $67,241       67,614              36,641      $269,538         $1,660
Lawrence E. Welker              ---         ---         99,764              16,641      $383,923         $1,660
S. Elaine Pollert             1,927       $22,658       76,254               8,708      $147,337         $  ---

(1)  Amounts reflecting gains on outstanding  in-the-money  options are based on the June 30, 2000,  average  between the high and low prices for the stock, which was $16.50.

     Employment Agreements

     The Bank has three-year  employment  contracts with the following executive officers:  Lawrence E. Welker,  John K. Keach,  Jr.,  Gerald L. Armstrong and S.
Elaine Pollert (collectively,  the "Employees").  The Corporation has guaranteed the Bank's  obligations  under these  contracts.  The  contracts can be extended annually for  additional  one-year  terms to maintain a  three-year  term unless notice is  properly  given by  either  party to the  contract,  and have been so extended. The Employees receive their current salary, which salary is subject to increases approved by the Board of Directors.  The contract also provides, among other  things,  for  participation  in other fringe  benefits and benefit  plans available to Bank employees.  The Employees may terminate their  employment upon
30 days written  notice to the Bank.  The Bank may  discharge  the Employees for
"cause" (generally,  dishonesty,  incompetence,  forms of misconduct, or certain legal violations) at any time or in certain events specified by Office of Thrift
Supervision  regulations.  Upon  termination of an Employee's  employment by the
Bank for other  than cause or in the event of  termination  by an  Employee  for
"cause"  (generally,  material changes in duties or authority or breaches by the
Bank of the contract),  that Employee will receive his or her base  compensation under the contract (a) for an additional three years if the termination  follows a  change  of  control  not  approved  in  advance  by the  Board  of  Directors
(generally,  material  changes  in the  owners  of  shares  of the  Bank  or the
Corporation or in the  composition  of its Board of  Directors),  or (b) for the remaining term of the contract,  if the termination  does not follow a change of control.  In  addition,  during  such  period,  the  Employee  will  continue to participate in the Bank's group insurance plans or receive comparable  benefits.
Moreover,  within a period of three  months after such  termination  following a change  of  control,  the  Employee  will  have the  right to cause  the Bank to purchase any stock  options he or she holds for a price equal to the fair market value (as defined in the  contract) of the shares  subject to such options minus their option price.  If the payments  provided for in the  employment  agreement together  with any other  payments made to an Employee by the Bank are deemed to be  payments in  violation  of the "golden  parachute"  rules of the Code,  such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. The cash  compensation which would be paid under these contracts to the four Named  Executive  Officers if the contracts were terminated as of the date hereof after a change of control for other  than  cause by the Bank or for cause by the  Employees,  would be the following:

      Named Executive Officer                  Cash Compensation
      -----------------------                  -----------------
      John K. Keach, Jr.                           $886,500
      Gerald L. Armstrong                          $450,000
      Lawrence E. Welker                           $426,000
      S. Elaine Pollert                            $390,000

     The employment  contracts  provide the Bank protection of its  confidential business information and protection from competition by the Employees should any of  them  voluntarily  terminate  his  or her  employment  without  cause  or be terminated by the Bank for cause.

     The  existence  of  these  contracts  may  make a  merger,  other  business combination or change of control of the Bank more difficult or less likely. This is because,  unless the  Employees are allowed to maintain  their  positions and authority  with  the  Bank,  they  will be  entitled  to  payments  which in the aggregate may be deemed to be  substantial.  However,  the employment  contracts provide security to the Employees,  and the Board of Directors  believes that it will encourage their objective  evaluation of opportunities  for mergers,  other business combinations or other transactions involving a change of control of the
Corporation  or the Bank  since  they will be in a  position  to  evaluate  such transactions  without  significant  concerns  about  the  manner  in which  such transactions will affect their financial security.

     Compensation of Directors

     Monthly Fee. Directors of the Corporation are not currently paid director's fees. Each director of the Bank receives $600 per regular meeting attended, $200 per committee meeting attended,  $300 per special meeting attended, and a $3,300 quarterly retainer.  If a director misses more than three consecutive  meetings, he is removed from the Board.

     Stock Options to Outside Directors.  On October 26, 1999, the Corporation's
five outside  directors  other than Mr. Pence received  automatically  under the
1995 Option Plan a  non-qualified  stock option to purchase  1,431 shares of the
Corporation's Common Stock for $21.8125 per share. On December 21, 1999, Gregory
Pence was granted  under the 1995 Option Plan an option for 13,500 shares of the
Corporation's Common Stock with an exercise price of $23.0625.

     The options are  exercisable in whole or in part at any time from and after six months  following  their grant until ten years and one day  following  their grant, except that such options will terminate, if not previously exercised, six months after the optionholders  cease to be directors of the Corporation for any reason  other than  death.  If the  optionholder  dies  while a director  of the
Corporation  or within six months  after he ceases to be a director,  the option may be exercised by his executor,  administrator or estate  beneficiaries within one year  following the date of his death but not later than the last day of the option term.

     The options are  nontransferable  other than by will or the laws of descent and distribution and must be exercised by delivering a cash payment equal to the exercise price to the Corporation.

     Deferred Compensation for Outside Directors. The Bank entered into deferred compensation agreements with the five outside directors. Under these agreements, each outside director deferred all or part of his monthly fee during a period of five years from June, 1992, to May, 1997, and will subsequently receive deferred compensation  after he reaches his normal retirement date (as outlined below) or upon his death. The annual deferred compensation benefits payable to each of the outside directors is as follows:

                                               Amount of Annual
       Name of Individual                    Deferred Compensation
       ------------------                   ----------------------
       David W. Laitinen                            $91,231
       Harold Force                                 $79,757
       John T. Beatty                               $65,239
       Harvard W. Nolting, Jr.                      $32,357
       Lewis W. Essex                               $28,320

     The normal retirement date for Messrs.  Beatty,  Force, and Laitinen is the first day of the  month  following  the date on which  they  reach  60,  for Mr.
Nolting is the first day of the month following the date on which he reaches 65, and for Mr. Essex is the first day of the month  following  the date on which he reaches  70. The  deferred  compensation  is payable to Messrs.  Beatty,  Force,
Laitinen  and Nolting for a period of 15 years and is payable to Mr. Essex for a period of 10 years.

     Directors Emeritus Benefits

     In consideration of a director serving as Director  Emeritus,  any Director
Emeritus is paid an amount  equal to 3/4 of the monthly fee paid to directors at the time of his retirement from the Board.

     Pension Plan

     The  Bank's  employees  are  included  in a pension  plan  administered  by
Pentegra  Group.  Separate  actuarial  valuations  are not made  for  individual members of the plan.  The Bank's  employees are eligible to  participate  in the plan once they have completed one year of service for the Bank and have attained the age of 21 years.

     The plan provides for monthly retirement  benefits  determined on the basis of the employee's  years of service and the  employee's  average base salary for the  five  consecutive  years of his or her  employment  producing  the  highest average. Early retirement, disability, and death benefits are also payable under the plan,  depending  upon the  participant's  age and years of service.  During fiscal  2000,  the Bank did not make a  contribution  to the pension plan as the pension plan was fully funded.

     The following table indicates the annual  retirement  benefit that would be payable under the plan upon  retirement  at age 65 to a participant  electing to receive his or her retirement benefit in the standard form of benefit,  assuming various  specified levels of plan  compensation  and various  specified years of credited service.

 Highest Five-Year
  Average Annual                     Years of Benefit Service
   Compensation        10        20           30            40             50
--------------------------------------------------------------------------------
     $140,000       $27,100  $ 54,200     $  81,400       $108,900     $ 136,900
     $160,000       $31,100  $ 62,200     $  93,400       $124,900     $ 156,900
     $180,000       $35,100  $ 70,200     $  105,400      $140,900     $ 176,900
     $200,000       $39,100  $ 78,200     $  117,400      $156,900     $ 196,900
     $220,000       $43,100  $ 86,200     $  129,400      $172,900     $ 216,900
     $240,000       $47,100  $ 94,200     $  141,400      $188,900     $ 236,900
     $260,000       $51,100  $102,200     $  153,400      $204,900     $ 256,900
     $280,000       $55,100  $110,200     $  165,400      $220,900     $ 276,900
     $300,000       $59,100  $118,200     $  177,400      $236,900     $ 296,900

Benefits are currently subject to maximum Code limitations of $135,000 per year.
The years of service credited under the pension plan as of June 30, 2000, to the
Named Executive Officers are as follows:

   Name of Executive Officer                  Years of Service
    -------------------------                  ----------------
       John K. Keach, Jr.                             26
       Gerald L. Armstrong                             7
       Lawrence E. Welker                             21
       S. Elaine Pollert                              13

     The  compensation  covered by the pension  plan for  purposes of  computing their  benefits is the  equivalent of the  compensation  set forth in the salary column in the chart on page 6.

     Supplemental Retirement Income and Deferred Compensation Program

     The Bank has entered  into either  supplemental  retirement  agreements  or deferred  compensation  agreements  with its  executive  officers and with eight other current or former employees deemed by the management of the Bank to be key employees.  These  agreements  provide  the  key  employees  of  the  Bank  with supplemental  retirement  benefits after the employee  reaches his or her normal retirement date, upon earlier termination of his or her employment,  unless such termination is for cause, or upon his or her death.  The normal  retirement date for John  Keach,  Jr.  and  Lawrence  E.  Welker  is the  first day of the month coincident with or next following his attainment of age 60, for Gerald Armstrong is the first day of the month  coincident  with or next following his attainment of age 65, and for Elaine Pollert is the first day of the month  coincident with or next following her  attainment of age 65. The annual  benefits are payable to those persons for a period of 15 years.

     The  annual  benefits  for the Named  Executive  Officers  are equal to the amounts specified below:

    Name of Executive Officer              Amount of Annual Benefit
    -------------------------              ------------------------
     John K. Keach, Jr.                              $82,664
     Gerald L. Armstrong                             $67,343
     Lawrence E. Welker                              $58,649
     S. Elaine Pollert                               $44,664

     The agreements  provide reduced annual benefits for the executive  officers electing  early  retirement.  If  the  executive  officer  leaves  before  early retirement,  the annual  benefits  are further  reduced,  and such  reduction is dependent on his or her years of service with the Bank, completed after the date the agreements were executed.  If the executive  officer is terminated  within 3 years  following a change of control of the Bank,  he is entitled to receive the present value of his full retirement  benefit.  While the benefits are paid from the general  assets of the Bank,  the Bank has secured key person life insurance in order to provide the Bank with the funds  necessary  to provide the  benefits described above. Under the supplemental  retirement agreements,  if an executive officer or employee  is  terminated  for cause,  all  benefits  under his or her agreement are  forfeited.  There are also death and  disability  benefits  under these agreements.

     Performance Graph

     The following graph shows the performance of the Corporation's Common Stock since June 30, 1995, in  comparison to the NASDAQ Stock Market - U.S.  Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG HOME FEDERAL BANCORP, THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE NASDAQ BANK INDEX

[GRAPH OMITTED]

*    $100 INVESTED ON 6/30/95 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING JUNE 30.

     Transactions With Certain Related Persons

     The Bank has followed the policy of offering to its directors, officers and employees and their associates,  real estate mortgage loans for the financing of their principal  residences;  consumer loans; and, in certain cases,  commercial loans.  These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable  transactions prevailing at the time and do not  involve  more than the  normal  risk of  collectibility  or present other unfavorable features.

     Compensation Committee Interlocks and Insider Participation

     The members of the Corporation's Compensation Committee are Messrs. Nolting
, Jr.  (Chairman),  Laitinen and Keach,  Jr. Mr. Keach, Jr. is an officer of the
Corporation.  All of the outside directors of the Corporation are members of the
Stock Option Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities  Exchange Act of 1934 ("1934 Act") requires that the Corporation's  officers and directors and persons who own more than 10%
of the  Corporation's  Common  Stock file  reports of  ownership  and changes in ownership  with the Securities and Exchange  Commission  (the "SEC").  Officers,
directors and greater than 10%  Shareholders  are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based  solely on its  review of the copies of such  forms  received  by it, and/or written  representations  from certain  reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the fiscal year ended June 30, 2000,  all filing  requirements  applicable to its officers, directors and greater than 10%  beneficial  owners with respect to Section 16(a)
of the 1934 Act were complied with.

                                   ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been  selected  as the  Corporation's principal independent  accountant for the current fiscal year. Deloitte & Touche
LLP has served as auditors for the  Corporation  since 1984. It is expected that representatives  of the firm will be present  at the Annual  Meeting to make any statements they desire to make and to answer questions directed to them.

                              SHAREHOLDER PROPOSALS

     Any  proposal  which a  Shareholder  wishes to have  presented  at the next
Annual Meeting to be held in October,  2001, and included in the Proxy Statement and form of proxy  relating to that meeting must be received by the  Corporation at its  principal  executive  offices  no  later  than 120  days in  advance  of
September 22, 2001.  Any such  proposals  should be sent to the attention of the
Secretary of the  Corporation,  222 West Second Street,  P.O. Box 648,  Seymour,
Indiana 47274-0648. A Shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated  under the 1934 Act will be considered  untimely if it is received by the  Corporation  later than 45 days in advance of September  22,
2001.

                                     GENERAL

     The Board of Directors knows of no matters which are to be presented at the
Annual  Meeting  other than those  stated in the  Notice of Annual  Meeting  and referred to in this Proxy  Statement.  If any other matters should properly come before the meeting,  it is intended that the proxies will be voted, with respect to them, in accordance with the recommendations of the Board of Directors.

     The cost of soliciting  proxies in the  accompanying  form will be borne by the Corporation.  In addition to solicitations by mail, some of the officers and regular employees of the Corporation,  who will receive no special  compensation therefor,  may solicit proxies by telephone,  telegraph or personal visits,  and the  cost  of  such  additional  solicitation,  if any,  will  be  borne  by the
Corporation.

     Each  Shareholder is urged to complete,  date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar  as any  of the  information  in  this  Proxy  Statement  may  rest peculiarly  within the  knowledge  of persons  other than the  Corporation,  the
Corporation  relies upon  information  furnished  by others for the accuracy and completeness thereof.

                                    By Order of the Board of Directors

                                    /S/ John K. Keach, Jr.
                                    John K. Keach, Jr.
                                    Chairman of the Board, President and
                                    Chief Executive Officer

September 22, 2000